                                                                  EXHIBIT (a)(2)

Name:
      -----------------------------------------------
Employee Number:
                 ------------------------------------

                              LETTER OF TRANSMITTAL

         If you would like to accept the Offer to exchange option grants, please indicate in the table below the Eligible Option Grants you wish to exchange for New Option Grants and which Eligible Option Grants you do not wish to exchange. Please note that by exchanging any of your Eligible Option Grants, you will automatically be deemed to have submitted for exchange all of your Required Option Grants. A Required Option Grant is any option granted to you by Crossroads Systems, Inc. ("Crossroads") on or after July 12, 2002, regardless of exercise price. If you choose not to participate in the Offer, you must still sign below indicating that you reject the Offer to exchange any options.


       GRANT                                  OPTIONS             GRANT              OPTIONS            EXCHANGE
       NUMBER             GRANT DATE          GRANTED             PRICE             OUTSTANDING         (YES/NO)
--------------------- ------------------ ------------------ ------------------ ------------------- ------------------
--------------------- ------------------ ------------------ ------------------ ------------------- ------------------

--------------------- ------------------ ------------------ ------------------ ------------------- ------------------

--------------------- ------------------ ------------------ ------------------ ------------------- ------------------

--------------------- ------------------ ------------------ ------------------ ------------------- ------------------

--------------------- ------------------ ------------------ ------------------ ------------------- ------------------

--------------------- ------------------ ------------------ ------------------ ------------------- ------------------

THE FOLLOWING ARE IMPORTANT TERMS AND CONDITIONS OF, AND OTHER INFORMATION RELATING TO, THE OFFER TO EXCHANGE:

         o the Offer expires on February 10, 2003, at 11:59 p.m., Central Time, unless it is extended by us;

         o in order to receive a New Option Grant, you must remain an employee of Crossroads or one of our subsidiaries through the date we grant the New Option Grants. Otherwise, you will not receive any New Option Grants or any other payment or consideration in exchange for the option grants you returned that were accepted for exchange and cancelled;

         o if your employment is terminated for any reason whatsoever before the date on which the New Option Grants are granted, you will not receive your New Option Grants or a return of the your old option grants;

         o neither the Offer nor your acceptance of the Offer with respect to any of your Eligible Option Grants and Required Option Grants changes the nature of your employment with us, and does not create any obligation on Crossroads to continue your employment for any period. United States employees are generally considered to be "at-will" employees. If you are an "at-will" employee, either you or Crossroads may terminate your employment at any time, for any reason, with or without cause;

         o the exercise price for the New Option Grants will be equal to the last reported sale price of Crossroads common stock as reported on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date we grant the New Options. New Option Grants will not be granted until or promptly after the first trading day that is at least six months and one day after the date we accept and cancel the options that have been returned for exchange;

         o the New Option Grants may have a higher price than some or all of the options you returned for exchange, and after the grant of the New Option Grants our common stock may trade at a price below the exercise price per share of those options. Thus, depending on the exercise price of the options you returned for exchange and other factors, including the fact that fewer shares will be purchasable under the New Option Grants than under those options returned for exchange, and because the vesting period of your New Options may be longer than the vesting period of your exchanged options, your New Option Grants may be less valuable than the options that you are returning for exchange;

         o The number of shares that will be subject to each New Option Grant will be less than the number of shares subject to the applicable returned Eligible Option Grant or Required Option Grant. The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is determined by the exercise price of the returned Eligible Option Grant or Required Option Grant as set forth in the table below:

Option Exercise Price     $3.99 or       $4.00 to
(per share):              less           $49.99        $50.00 or more
------------------------- -------------- ------------- ------------------
Ratio of New Option       1-for-3        1-for-4       1-for-5
Grant share per
exchanged option grant
shares:
------------------------- -------------- ------------- ------------------

         o all New Options will be granted under the 1999 Plan, and will be incentive stock options for U.S. tax purposes (to the maximum extent permissible);

         o to the extent your Eligible Options and your Required Options were granted under our 1999 Plan, the New Options granted in exchange for those options will have substantially the same terms and conditions as those options, except for the reduced number of shares, new exercise price, a different vesting schedule, and a new ten-year maximum term;

         o to the extent your Eligible Option Grants and your Required Option Grants were subject to any special acceleration provisions included in any employment agreement or severance benefit plan between you and Crossroads, your New Options will be subject to the provisions of such other agreement;

         o if we are acquired by another company prior to the granting of the New Option Grants, the acquiring corporation may not assume our obligations with respect to the Offer and thus you may not receive any New Option Grants to purchase stock of the acquiring company;

         o if you exchange any options pursuant to the Offer, you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the return for exchange or upon our acceptance and cancellation of the options. In addition, the grant of the New Options is not a taxable event under current U.S. law, and you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of grant; and

         o all option holders, including those subject to taxation in a foreign jurisdiction, whether by reason of their nationality, residence or otherwise, should consult with their own personal tax advisors as to the tax consequences of their participation in the Offer. Tax consequences may vary depending on each individual participant's circumstances.

================================================================================

         Please sign and date where indicated, provide your home telephone number, and return this form to by mail to Crossroads Systems, Inc., 8300 North MoPac Expressway, Austin, Texas 78759, Attn.: Human Resources, or you may fax the Letter of Transmittal to Option Exchange at (512) 928-7199. We must receive your Letter of Transmittal before the expiration of the Offer. Forms arriving after the expiration of the Offer will not be accepted. Also, please note that you do not need to include any option letters or other documents relating to the options that you are returning, if any. Crossroads will exchange and cancel such options electronically and update your option records accordingly.

================================================================================


SIGNATURE OF OWNER:

[ ] I ACCEPT THE OFFER TO EXCHANGE THE OPTIONS INDICATED ABOVE

[ ] I DO NOT ACCEPT THE OFFER TO EXCHANGE ANY OPTIONS

X                                                      Date:              , 2003
 ------------------------------------                       --------------
SIGNATURE OF OPTIONEE


X                                                      Date:              , 2003
 ------------------------------------                       --------------
SIGNATURE OF TRUSTEE OR CUSTODIAN

Home Telephone Number of Optionee (with area code):
                                                   -----------------------------